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EXHIBIT 3.3

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LAPORTE WATER TECHNOLOGIES, INC.

* * * * *

        Laporte Water Technologies & Biochem, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of Laporte Water Technologies & Biochem, Inc., by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

  RESOLVED, that the Certificate of Incorporation of Laporte Water Technologies & Biochem, Inc. be amended by changing Article 4 thereof so that, as amended, said Article shall be and read as follows:

    "4. The total number of shares of stock which the Corporation shall have authority to issue is one hundred thousand (100,000) shares of common stock, one dollar ($1.00) par value per share."

        SECOND: That in lieu of a meeting and a vote of stockholders, the sole stockholder of the Corporation has given written consent to said amendment in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Laporte Water Technologies & Biochem, Inc. has caused this certificate to be signed by Mary E. Willard, its Assistant Secretary, this 15th day of December, 1995.

LAPORTE WATER TECHNOLOGIES & BIOCHEM, INC.
By:	/s/ MARY E. WILLARD Mary E. Willard Assistant Secretary

1

CERTIFICATE OF CORRECTION
FILED TO CORRECT A CERTAIN ERROR IN THE
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
LAPORTE WATER TECHNOLOGIES & BIOCHEM, INC.
FILED IN THE OFFICE OF
THE SECRETARY OF STATE OF DELAWARE
ON DECEMBER 15, 1995.

        LAPORTE WATER TECHNOLOGIES & BIOCHEM, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        1.     The name of the corporation is Laporte Water Technologies & Biochem, Inc. (the "Corporation").

        2.     That a Certificate of Amendment of Certificate of Incorporation of Laporte Water Technologies & Biochem, Inc. was filed by the Secretary of State of Delaware on December 15, 1995 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

        3.     The inaccuracy or defect of said Certificate to be corrected is as follows:

          The Corporation failed to include a statement in the Certificate of Amendment of Certificate of Incorporation of Laporte Water Technologies & Biochem, Inc. effecting the reclassification of the 100 issued and outstanding shares of common stock (no par value) of the Corporation into one share of the Corporation's Common Stock, par value $1.00 per share.

        4.     Article First of the Certificate of Amendment of Certificate of Incorporation of Laporte Water Technologies & Biochem, Inc. is corrected to read as follows:

          FIRST: That the Board of Directors of Laporte Water Technologies & Biochem, Inc., by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

    RESOLVED, that the Certificate of Incorporation of Laporte Water Technologies & Biochem, Inc. be amended by changing Article 4 thereof so that, as amended, said Article shall be and read as follows:

      "4. The total number of shares of stock which the Corporation shall have authority to issue is one hundred thousand (100,000) shares of common stock, one dollar ($1.00) par value per share. Effective at the time this Amendment becomes effective, the 100 issued and outstanding shares of common stock of the Corporation shall be reclassified into one share of the Corporation's Common Stock, par value $1.00 per share."

        IN WITNESS WHEREOF, said Laporte Water Technologies & Biochem, Inc. has caused this Certificate to be signed by Mary E. Willard, its Assistant Secretary this 20th day of December, 1995.

LAPORTE WATER TECHNOLOGIES & BIOCHEM, INC.
By:	/s/ MARY E. WILLARD Mary E. Willard Assistant Secretary

2

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

AQUASHADE, INC., a New York corporation,
ASPEN INDUSTRIES, INC., a New York corporation,
BLUE DEVIL INDUSTRIES, INC., a California corporation,
LAPORTE WATER TECHNOLOGIES & BIOCHEM, INC., a Georgia corporation,
AND
LEISURE TIME INDUSTRIES, a California corporation,

INTO

LAPORTE WATER TECHNOLOGIES & BIOCHEM, INC., a Delaware corporation.

* * * * *

        LAPORTE WATER TECHNOLOGIES & BIOCHEM, INC., a corporation organized and existing under the laws of Delaware, DOES HEREBY CERTIFY:

        FIRST: That this corporation was incorporated on the 14th day of November, 1995, pursuant to the General Corporation Laws of the State of Delaware.

        SECOND: That this corporation owns all of the outstanding shares of the stock of Aquashade, Inc., a corporation incorporated on the 7th day of March, 1972, pursuant to the Business Corporation Law of New York.

        THIRD: That this corporation owns all of the outstanding shares of the stock of Aspen Industries, Inc., a corporation incorporated on the 23rd day of May, 1960, pursuant to the Business Corporation Law of New York.

        FOURTH: That this corporation owns all of the outstanding shares of the stock of Blue Devil Industries, Inc., a corporation incorporated on the 4th day of June, 1975, pursuant to the General Corporation Law of California.

        FIFTH: That this corporation owns all of the outstanding shares of the stock of Laporte Water Technologies & Biochem, Inc., a corporation incorporated on the 30th day of August, 1976, pursuant to the Georgia Business Corporation Code.

        SIXTH: That this corporation owns all of the outstanding shares of the stock of Leisure Time Industries, a corporation incorporated on the 27th day of April, 1977, pursuant to the General Corporation Law of California.

        SEVENTH: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 19th day of December 1995, determined to and did merge into itself said Aquashade, Inc., a New York corporation; Aspen Industries, Inc., a New York corporation; Blue Devil Industries, Inc., a California corporation; Laporte Water Technologies & Biochem, Inc., a Georgia corporation; and Leisure Time Industries, a California corporation:

        RESOLVED, that Laporte Water Technologies & Biochem, Inc. merge, and it hereby does merge into itself said Aquashade, Inc., a New York corporation; Aspen Industries, Inc., a New York corporation; Blue Devil Industries, Inc., a California corporation; Laporte Water Technologies & Biochem, Inc., a Georgia corporation; and Leisure Time Industries, a California corporation, and assumes all their obligations; and

        FURTHER RESOLVED, that the merger shall become effective on December 31, 1995 at 11:59 p.m.

        FURTHER RESOLVED, that the terms and conditions of the merger are as outlined in the Plan of Merger attached hereto as Exhibit A.

        FURTHER RESOLVED, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Aquashade, Inc., a New York corporation; Aspen Industries, Inc., a New York corporation; Blue Devil Industries, Inc., a California corporation; Laporte Water Technologies & Biochem, Inc., a Georgia corporation; and Leisure Time Industries, a California corporation, and assume their liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

        IN WITNESS WHEREOF, said Laporte Water Technologies & Biochem, Inc. has caused this Certificate to be signed by Thomas J. Riordan, its Vice President, General Counsel & Secretary this 19th day of December, 1995.

LAPORTE WATER TECHNOLOGIES & BIOCHEM, INC., a Delaware corporation
By:	/s/ THOMAS J. RIORDAN Thomas J. Riordan Vice President, General Counsel & Secretary

2

EXHIBIT A

PLAN OF OWNERSHIP AND MERGER

        Plan of Ownership and Merger (the "Plan") of Aquashade, Inc., a New York corporation ("AQUASHADE"); Aspen Industries, Inc., a New York corporation ("ASPEN"); Blue Devil Industries, Inc., a California corporation ("BLUE DEVIL"); Laporte Water Technologies & Biochem, Inc., a Georgia corporation ("LWT&B(GA)"); and Leisure Time Industries, a California corporation ("LEISURE TIME"), with and into their parent corporation, Laporte Water Technologies & Biochem, Inc., a Delaware corporation ("LWT&B/DE").

        The following summarizes the basic terms and conditions of the merger between the aforesaid parties:

ARTICLE 1
MERGER OF AQUASHADE, ASPEN, BLUE DEVIL, LWT&B(GA) AND
LEISURE TIME WITH AND INTO LWT&B/DE

        1.1    The Merger.    At the Effective Time (as hereinafter defined), subject to the terms and conditions of this Plan and pursuant to the provisions of the General Corporation Law of Delaware, AQUASHADE, ASPEN, BLUE DEVIL, LWT&B(GA) and LEISURE TIME shall be merged with and into their parent corporation, LWT&B/DE (the "Merger"), the separate existence of AQUASHADE, ASPEN, BLUE DEVIL, LWT&B(GA) and LEISURE TIME (except as may be continued by operation of law) shall cease, and LWT&B/DE shall continue as the surviving corporation. The Merger shall have the effects set forth herein and the effects set forth in the General Corporation Law of Delaware.

        1.2    Effective Date and Time of Merger.    The Certificate of Ownership and Merger shall provide that the Merger shall be effective December 31, 1995 at 11:59 p.m. (the "Effective Date and Time").

ARTICLE 2
CANCELLATION OF SHARES

        2.1    Cancellation of Shares.    At the Effective Date and Time, by virtue of the Merger and without any action on the part of AQUASHADE, ASPEN, BLUE DEVIL, LWT&B(GA) or LEISURE TIME or the holders of each share of (i) no par value common stock of AQUASHADE; (ii) $.10 par value common stock of ASPEN; (iii) $1.00 par value common stock of BLUE DEVIL; (iv) $1.00 par value common stock of LWT&B(GA); and (v) no par value common stock of LEISURE TIME issued and outstanding immediately prior to the Effective Date and Time shall be cancelled and retired and no payment shall be made with respect thereto.

ARTICLE 3
SHAREHOLDER & BOARD OF DIRECTORS CONSENT

        3.1   The foregoing Plan of Ownership and Merger was duly adopted by the Shareholders and the Boards of Directors of each respective corporation on the 18th day of December, 1995.

CERTIFICATE OF CORRECTION
FILED TO CORRECT A CERTAIN ERROR IN THE
CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
AQUASHADE, INC., a New York corporation,
ASPEN INDUSTRIES, INC., a New York corporation,
BLUE DEVIL INDUSTRIES, INC., a California corporation,
LAPORTE WATER TECHNOLOGIES & BIOCHEM, INC., a Georgia corporation,
AND
LEISURE TIME INDUSTRIES, a California corporation,
INTO
LAPORTE WATER TECHNOLOGIES & BIOCHEM, INC., a Delaware corporation,
FILED IN THE OFFICE OF
THE SECRETARY OF STATE OF DELAWARE
ON DECEMBER 22, 1995.

        LAPORTE WATER TECHNOLOGIES & BIOCHEM, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        1.     The name of the corporation is Laporte Water Technologies & Biochem, Inc. (the "Corporation").

        2.     That a Certificate of Ownership and Merger Merging Aquashade, Inc., a New York corporation, Aspen Industries, Inc., a New York corporation, Blue Devil Industries, Inc., a California corporation, Laporte Water Technologies & Biochem, Inc., a Georgia corporation, and Leisure Time Industries, a California corporation, into Laporte Water Technologies & Biochem, Inc., a Delaware corporation, was filed by the Secretary of State of Delaware on December 22, 1995 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

        3.     The inaccuracy or defect of said Certificate to be corrected is as follows:

          Article Seventh of the Certificate of Ownership and Merger Merging Aquashade, Inc., a New York corporation, Aspen Industries, Inc., a New York corporation, Blue Devil Industries, Inc., a California corporation, Laporte Water Technologies & Biochem, Inc., a Georgia corporation, and Leisure Time Industries, a California corporation, into Laporte Water Technologies & Biochem, Inc., a Delaware corporation, and Section 1.2 of the Plan of Ownership and Merger attached to said Certificate of Ownership and Merger as Exhibit A incorrectly stated the effective date and time of the merger as December 31, 1995 at 11:59 p.m.

        4.     Article Seventh of the Certificate of Ownership and Merger Merging Aquashade, Inc., a New York corporation, Aspen Industries, Inc., a New York corporation, Blue Devil Industries, Inc., a California corporation, Laporte Water Technologies & Biochem, Inc., a Georgia corporation, and Leisure Time Industries, a California corporation, into Laporte Water Technologies & Biochem, Inc., a Delaware corporation, the Plan of Ownership and Merger attached to said Certificate of Ownership and Merger as Exhibit A are corrected to read as follows:

          SEVENTH: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 19thday of December, 1995, determined to and did merge into itself said Aquashade, Inc., a New York corporation; Aspen Industries, Inc., a New York corporation; Blue Devil Industries, Inc., a California corporation; Laporte Water Technologies & Biochem, Inc., a Georgia corporation; and Leisure Time Industries, a California corporation:

          RESOLVED, that Laporte Water Technologies & Biochem, Inc. merge, and it hereby does merge into itself said Aquashade, Inc., a New York corporation; Aspen Industries, Inc., a New

  York corporation; Blue Devil Industries, Inc., a California corporation; Laporte Water Technologies & Biochem, Inc., a Georgia corporation; and Leisure Time Industries, a California corporation, and assumes all their obligations; and

          FURTHER RESOLVED, that the merger shall become effective on January 1, 1996 at 12:01 a.m.

          FURTHER RESOLVED, that the terms and conditions of the merger are as outlined in the Plan of Merger attached hereto as Exhibit A.

          FURTHER RESOLVED, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Aquashade, Inc., a New York corporation; Aspen Industries, Inc., a New York corporation; Blue Devil Industries, Inc., a California corporation; Laporte Water Technologies & Biochem, Inc., a Georgia corporation; and Leisure Time Industries, a California corporation, and assume their liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

[Remainder of this page intentionally left blank.]

EXHIBIT A

PLAN OF OWNERSHIP AND MERGER

        Plan of Ownership and Merger (the "Plan") of Aquashade, Inc., a New York corporation ("AQUASHADE"); Aspen Industries, Inc., a New York corporation ("ASPEN"); Blue Devil Industries, Inc., a California corporation ("BLUE DEVIL"); Laporte Water Technologies & Biochem, Inc., a Georgia corporation ("LEISURE TIME"), with and into their parent corporation, Laporte Water Technologies & Biochem, Inc., a Delaware corporation ("LWT&B(GA)"); and Leisure Time Industries, a California corporation ("LWT&B/DE").

        The following summarizes the basic terms and conditions of the merger between the aforesaid parties:

ARTICLE 1
MERGER OF AQUASHADE, ASPEN, BLUE DEVIL, LWT&B(GA) AND LEISURE
TIME WITH AND INTO LWT&B/DE

        1.1    The Merger.    At the Effective Time (as hereinafter defined), subject to the terms and conditions of this Plan and pursuant to the provisions of the General Corporation Law of Delaware, AQUASHADE, ASPEN, BLUE DEVIL, LWT&B(GA) and LEISURE TIME shall be merged with and into their parent corporation. LWT&B/DE (the "Merger"), the separate existence of AQUASHADE, ASPEN, BLUE DEVIL, LWT&B(GA) and LEISURE TIME (except as may be continued by operation of law) shall cease, and LWT&B/DE shall continue as the surviving corporation. The Merger shall have the effects set forth herein and the effects set forth in the General Corporation Law of Delaware.

        1.2    Effective Date and Time of Merger.    The Certificate of Ownership and Merger shall provide that the Merger shall be effective January 1, 1996 at 12:01 a.m. (the "Effective Date and Time").

ARTICLE 2
CANCELLATION OF SHARES

        2.1    Cancellation of Shares.    At the Effective Date and Time, by virtue of the Merger and without any action on the part of AQUASHADE, ASPEN, BLUE DEVIL, LWT&B(GA) or LEISURE TIME or the holders of each share of (i) no par value common stock of AQUASHADE; (ii) $.10 par value common stock of ASPEN; (iii) $1.00 par value common stock of BLUE DEVIL; (iv) $1.00 par value common stock of LWT&B(GA); and (v) no par value common stock of LEISURE TIME issued and outstanding immediately prior to the Effective Date and Time shall be cancelled and retired and no payment shall be made with respect thereto.

ARTICLE 3
SHAREHOLDER & BOARD OF DIRECTORS CONSENT

        3.1   The foregoing Plan of Ownership and Merger was duly adopted by the Shareholders and the Boards of Directors of each respective corporation on the 19th day of December, 1995.

        IN WITNESS WHEREOF, said Laporte Water Technologies & Biochem, Inc. has caused this Certificate to be signed by Thomas J. Riordan, its Vice President this 19th day of January, 1996

LAPORTE WATER TECHNOLOGIES & BIOCHEM, INC.
By:	/s/ THOMAS J. RIORDAN Thomas J. Riordan Vice President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LAPORTE WATER TECHNOLOGIES & BIOCHEM, INC.

        Laporte Water Technologies & Biochem, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of said corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

  RESOLVED, that the Certificate of Incorporation of Laporte Water Technologies & Biochem, Inc. be amended by changing Article 1 thereof so that, as amended, said Article shall be and read as follows:

  The name of the corporation is Laporte Water Technologies, Inc.

        SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Laporte Water Technologies & Biochem, Inc. has caused this certificate to be signed by Thomas J. Riordan, its Vice President and Secretary, this 21st day of May, 1999.

LAPORTE WATER TECHNOLOGIES & BIOCHEM, INC.
By:	/s/ THOMAS J. RIORDAN Thomas J. Riordan, Vice President & Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

GREAT LAKES BIOCHEMICAL CO., INC.,

a Wisconsin corporation,

INTO

LAPORTE WATER TECHNOLOGIES, INC.
a Delaware corporation

        Great Lakes Biochemical Co., Inc., a corporation organized and existing under the laws of Wisconsin,

        DOES HEREBY CERTIFY:

        FIRST: That this corporation was incorporated on the 15th day of November, 1962 pursuant to the Laws of the State of Wisconsin.

        WHEREAS, the Business Corporations Law of Wisconsin authorizes the merger of a domestic parent corporation into a subsidiary corporation organized under the laws of anther state under the said Business Corporations Law of Wisconsin, Chapter 180, Sections 1101, 1104 and 1107,

        SECOND: That this corporation owns one hundred (100) percent of all the outstanding shares of Laporte Water Technologies, Inc., a corporation incorporated on the 14th day of November, 1995 pursuant to the Corporation Laws of the State of Delaware.

        THIRD: That the directors of Great Lakes Biochemical Co., Inc. by the following resolutions of its Board of Directors, duly adopted by unanimous written consent on the 22nd day of December, 1999 determined to merge itself into said Laporte Water Technologies, Inc.

        RESOLVED, that Great Lakes Biochemical Co., Inc. merge and it hereby does merge itself into said Laporte Water Technologies, Inc. which assumes all of the obligations of Great Lakes Biochemical Co., Inc.

        FURTHER RESOLVED, that the merger shall be effective on the 1st of January, 2000 at 12:01 a.m.

        FURTHER RESOLVED, that the terms and conditions of the merger are as outlined in the Plan of Merger attached hereto as Exhibit A; and

        FURTHER RESOLVED, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge itself into said Laporte Water Technologies, Inc. and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger; and

        FOURTH: That the proposed merger has been adopted, approved, certified, executed and acknowledged by Great Lakes Biochemical Co., Inc. in accordance with the laws of the State of Wisconsin under which the corporation was organized.

        FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of Great Lakes Biochemical Co., Inc. at any time prior to the time that this merger filed with the Secretary of State becomes effective.

        IN WITNESS WHEREOF, said Great Lakes Biochemical Co., Inc. has caused this Certificate to be signed by Donna M. Abrunzo, its Assistant Secretary this 22nd day of December, 1999.

GREAT LAKES BIOCHEMICAL CO., INC.
By:	/s/ DONNA M. ABRUNZO Donna M. Abrunzo, Assistant Secretary

EXHIBIT A

PLAN OF MERGER

        Plan of Merger (the "Plan") of Great Lakes Biochemical Co., Inc., a Wisconsin corporation, with and into Laporte Water Technologies, Inc., a Delaware corporation.

        The following summarizes the basic terms and conditions of the merger between the aforesaid parties:

ARTICLE 1
MERGER OF GREAT LAKES BIOCHEMICAL CO., INC. WITH AND INTO
LAPORTE WATER TECHNOLOGIES, INC.

1.1
The Merger.    At the Effective Time (as hereinafter defined), subject to the terms and conditions of this Plan and pursuant to the provisions of the General Corporation Law of Delaware, Great Lakes Biochemical Co., Inc. shall be merged with and into Laporte Water Technologies, Inc. (the "Merger"), the separate existence of Great Lakes Biochemical Co., Inc. (except as may be continued by operation of law) shall cease, and Laporte Water Technologies, Inc. shall continue as the surviving corporation. The Merger shall have the effects set forth herein and the effects set forth in the General Corporation Law of Delaware.

1.2
Effective Date and Time of Merger.    The Certificate of Merger shall provide that the Merger shall be effective January 1, 2000 at 12:01 a.m. (the "Effective Date and Time").

ARTICLE 2
CANCELLATION/ISSUANCE OF SHARES

2.1
Cancellation of Shares.    At the Effective Date and Time, by virtue of the Merger and without any action on the part of Great Lakes Biochemical Co., Inc. or Laporte Inc., the holder of each share of common stock of Great Lakes Biochemical Co., Inc. issued and outstanding immediately prior to the Effective Date and Time, shall be cancelled and retired and no payment shall be made with respect thereto.

2.2
Issuance of Shares.    At the Effective Date and Time, Laporte Water Technologies, Inc. shall issue all of its outstanding stock formerly held by Great Lakes Biochemical Co., Inc. to Laporte Inc. and no payment shall be made with respect thereto.

ARTICLE 3
SHAREHOLDER & BOARD OF DIRECTORS

3.1
The foregoing Plan of Merger was duly adopted by the Sole Shareholder and the Board of Directors of each respective corporation on the 22nd day of December, 1999.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LAPORTE WATER TECHNOLOGIES, INC.

        Laporte Water Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of said corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

  RESOLVED, that the Certificate of Incorporation of Laporte Water Technologies, Inc. be amended by changing Article 1 thereof so that, as amended, said Article shall be and read as follows:

    The name of the corporation is Advantis Technologies, Inc.

        SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Laporte Water Technologies, Inc. has caused this certificate to be signed by Thomas J. Riordan, its Vice President and Secretary, this 20th day of December, 2000.

LAPORTE WATER TECHNOLOGIES, INC.
By:	/s/ THOMAS J. RIORDAN Thomas J. Riordan, Vice President & Secretary

CERTIFICATE OF INCORPORATION
OF
LAPORTE WATER TECHNOLOGIES & BIOCHEM, INC.

* * * * *

        1.     The name of the corporation is Laporte Water Technologies & Biochem, Inc.

        2.     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3.     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        4.     The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000); all of such shares shall be without par value.

        5.     The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

        6.     The name and mailing address of the sole incorporator is:

L. J. Vitalo Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

        7.     A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

        8.     The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

        I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 14th day of November, 1995.

/s/ L.J. VITALO Sole Incorporator

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  EXHIBIT 3.3
PLAN OF MERGER
ARTICLE 1 MERGER OF GREAT LAKES BIOCHEMICAL CO., INC. WITH AND INTO LAPORTE WATER TECHNOLOGIES, INC.
ARTICLE 2 CANCELLATION/ISSUANCE OF SHARES
ARTICLE 3 SHAREHOLDER & BOARD OF DIRECTORS
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF LAPORTE WATER TECHNOLOGIES, INC.
CERTIFICATE OF INCORPORATION OF LAPORTE WATER TECHNOLOGIES & BIOCHEM, INC.